Exhibit 99.1

Contacts: Paul Arling (UEI) 714.820.1000

Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

CYPRESS, CA – August 2, 2012 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and six months ended June 30, 2012.

“Our second quarter 2012 results were solid and in-line with our expectations for both the Business and Consumer Categories,” stated Paul Arling, UEI’s Chairman and CEO. “We remain committed to pursuing our core philosophy of winning new customers and deepening existing relationships as well as introducing innovative, yet simple solutions to the ever-changing home entertainment environment.”

“We have established UEI as a leader in control technology, currently supplying approximately one-third of all remote controls shipped annually on the planet. Today, there are several new applications for our pervasive control technology, including smartphones and tablets. In addition, UEI is developing an integrated solution that recognizes all the various components in the audio video stack; automatically knows how they operate and how they are connected, and gives consumers the power to control all these devices using a traditional remote control or a more interactive control app on their tablet or smartphone. This solution exemplifies UEI’s commitment to innovation. We will continue to provide the products and technology that address our customers’ future needs–a strategy that has proven successful for years.”

Financial Results for the Three Months Ended June 30: 2012 Compared to 2011

•	Net sales were $116.7 million, compared to $121.7 million.

•	Business Category revenue was $103.9 million, compared to $111.1 million. The Business Category contributed 89% of total net sales, compared to 91%.

•	Consumer Category revenue was $12.8 million, compared to $10.6 million. The Consumer Category contributed 11% of total net sales, compared to 9%.

•	Adjusted pro forma gross margins were 28.5%, compared to gross margins of 28.9%.

•	Adjusted pro forma operating expenses were $25.5 million, compared to operating expenses of $25.6 million.

•	Adjusted pro forma operating income was $7.7 million, compared to operating income of $9.6 million.

•	Adjusted pro forma net income was $6.2 million, or $0.41 per diluted share, compared to net income of $7.1 million, or $0.46 per diluted share.

•	At June 30, 2012, cash and cash equivalents was $30.7 million.

Financial Results for the Six Months Ended June 30: 2012 Compared to 2011

•	Net sales were $220.4 million, compared to $227.5 million.

•	Adjusted pro forma gross margins were 28.1%, compared to gross margins of 27.7%.

•	Adjusted pro forma operating expenses were $50.3 million, compared to operating expenses of $50.0 million.

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•	Adjusted pro forma operating income was $11.5 million, compared to operating income of $13.1 million.

•	Adjusted pro forma net income was $9.0 million, or $0.60 per diluted share, compared to net income of $9.7 million, or $0.63 per diluted share.

Financial Outlook

For the third quarter of 2012, the company expects net sales to range between $122.0 million and $128.0 million, compared to $123.5 million in the third quarter of 2011. Adjusted pro forma earnings per diluted share for the third quarter of 2012 are expected to range from $0.47 to $0.57, compared to earnings per diluted share of $0.53 in the third quarter of 2011.

For the full 2012 year, the company continues to expect net sales to range between $465.0 million and $485.0 million, compared to $468.6 million in 2011. Adjusted pro forma earnings per diluted share for 2012 are expected to range from $1.55 to $1.75, compared to adjusted pro forma earnings per diluted share of $1.55 in 2011.

Conference Call Information

UEI’s management team will hold a conference call today, Thursday, August 2, 2012 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its second quarter 2012 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-655-6895 and for international calls dial 706-758-0299 approximately 10 minutes prior to the start of the conference. The conference ID is 12768924. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 12768924.

Use of Non-GAAP Financial Metrics

Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company’s performance that are not required by, and are not presented in accordance with GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding charges related to the write-up of inventory and depreciation related to the acquisition. Non-GAAP operating expenses is defined as cash operating expenses excluding acquisition costs, amortization of intangibles and other employee related restructuring costs. Non-GAAP net income is net income from operations excluding the aforementioned items. A reconciliation of Non-GAAP financial results to GAAP results is included at the end of this press release.

About Universal Electronics Inc.

Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company’s broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, please visit our website at www.uei.com.

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Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the benefits anticipated by the Company due to the Company’s ability to gain market share; the Company’s ability to attract new customers and retain and expand our relationships with its existing customers; acceptance by consumers of the Company’s innovative tablet and smartphone applications; general economic conditions; the strength and growth prospects of the consumer electronics and broader retail industries; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

– Tables Follow –

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UNIVERSAL ELECTRONICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share-related data)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$30,688	$29,372
Accounts receivable, net	86,017	82,184
Inventories, net	77,798	90,904
Prepaid expenses and other current assets	3,773	3,045
Deferred income taxes	6,586	6,558

Total current assets	204,862	212,063
Property, plant, and equipment, net	78,025	80,449
Goodwill	30,795	30,820
Intangible assets, net	31,192	32,814
Other assets	5,285	5,350
Deferred income taxes	8,135	7,992

Total assets	$358,294	$369,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,462	$55,430
Line of credit	3,000	2,000
Notes payable	10,000	14,400
Accrued sales discounts, rebates and royalties	6,317	6,544
Accrued income taxes	2,878	5,707
Accrued compensation	29,629	29,204
Deferred income taxes	49	50
Other accrued expenses	8,156	13,967

Total current liabilities	105,491	127,302
Long-term liabilities:
Deferred income taxes	11,276	11,056
Income tax payable	1,136	1,136
Other long-term liabilities	1,477	5

Total liabilities	119,380	139,499

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 21,331,074 and 21,142,915 shares issued on June 30, 2012 and December 31, 2011, respectively	213	211
Paid-in capital	177,496	173,701
Accumulated other comprehensive (loss) income	(555)	938
Retained earnings	160,801	154,016

	337,955	328,866
Less cost of common stock in treasury, 6,358,515 and 6,353,035 shares on June 30, 2012 and December 31, 2011, respectively	(99,041)	(98,877)

Total stockholders’ equity	238,914	229,989

Total liabilities and stockholders’ equity	$358,294	$369,488

UNIVERSAL ELECTRONICS INC.

CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$116,704	$121,746	$220,436	$227,458
Cost of sales	83,734	86,802	159,139	164,935

Gross profit	32,970	34,944	61,297	62,523
Research and development expenses	3,424	3,157	6,887	6,414
Selling, general and administrative expenses	23,080	23,477	45,632	45,264

Operating income	6,466	8,310	8,778	10,845
Interest expense, net	(51)	(69)	(88)	(154)
Other expense, net	(126)	(384)	(450)	(418)

Income before provision for income taxes	6,289	7,857	8,240	10,273
Provision for income taxes	(1,136)	(1,736)	(1,455)	(2,325)

Net income	$5,153	$6,121	$6,785	$7,948

Earnings per share:
Basic	$0.35	$0.41	$0.46	$0.53

Diluted	$0.34	$0.40	$0.45	$0.52

Shares used in computing earnings per share:
Basic	14,933	15,025	14,904	15,000

Diluted	15,048	15,407	15,080	15,395

UNIVERSAL ELECTRONICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash provided by operating activities:
Net income	$6,785	$7,948
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	8,525	8,588
Provision for doubtful accounts	37	237
Provision for inventory write-downs	1,623	2,099
Deferred income taxes	6	645
Tax benefit from exercise of stock options and vested restricted stock	(72)	374
Excess tax benefit from stock-based compensation	(30)	(344)
Shares issued for employee benefit plan	468	396
Stock-based compensation	2,337	2,085
Changes in operating assets and liabilities:
Accounts receivable	(4,678)	262
Inventories	10,630	(11,409)
Prepaid expenses and other assets	(711)	(78)
Accounts payable and accrued expenses	(13,523)	(2,514)
Accrued income taxes	(2,796)	(3,696)

Net cash provided by operating activities	8,601	4,593

Cash used for investing activities:
Acquisition of property, plant, and equipment	(4,261)	(5,554)
Acquisition of intangible assets	(430)	(513)

Net cash used for investing activities	(4,691)	(6,067)

Cash used for financing activities:
Issuance of debt	8,000	—
Payment of debt	(11,400)	(14,400)
Proceeds from stock options exercised	1,386	1,212
Treasury stock purchased	(486)	(3,500)
Excess tax benefit from stock-based compensation	30	344

Net cash used for financing activities	(2,470)	(16,344)

Effect of exchange rate changes on cash	(124)	1,469

Net increase (decrease) in cash and cash equivalents	1,316	(16,349)
Cash and cash equivalents at beginning of period	29,372	54,249

Cash and cash equivalents at end of period	$30,688	$37,900

Supplemental Cash Flow Information — There were income tax payments of $4.2 million and $6.4 million during the six months ended June 30, 2012 and 2011, respectively. There were interest payments of $0.1 million and $0.2 million during the six months ended June 30, 2012 and 2011, respectively.

UNIVERSAL ELECTRONICS INC.

RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS

(In thousands, except share-related data)

(Unaudited)

	Three Months Ended June 30, 2012			Three Months Ended June 30, 2011
			Adjusted			Adjusted
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Net sales	$116,704	$—	$116,704	$121,746	$—	$121,746
Cost of sales (1)	83,734	(277)	83,457	86,802	(277)	86,525

Gross profit	32,970	277	33,247	34,944	277	35,221
Research and development expenses	3,424	—	3,424	3,157	—	3,157
Selling, general and administrative expenses (2)	23,080	(965)	22,115	23,477	(1,026)	22,451

Operating income	6,466	1,242	7,708	8,310	1,303	9,613
Interest expense, net	(51)	—	(51)	(69)	—	(69)
Other expense , net	(126)	—	(126)	(384)	—	(384)

Income before provision for income taxes	6,289	1,242	7,531	7,857	1,303	9,160
Provision for income taxes (4)	(1,136)	(238)	(1,374)	(1,736)	(296)	(2,032)

Net income	$5,153	$1,004	$6,157	$6,121	$1,007	$7,128

Earnings per share diluted	$0.34	$0.07	$0.41	$0.40	$0.06	$0.46

	Six Months Ended June 30, 2012			Six Months Ended June 30, 2011
			Adjusted			Adjusted
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Net sales	$220,436	$—	$220,436	$227,458	$—	$227,458
Cost of sales (1)	159,139	(554)	158,585	164,935	(554)	164,381

Gross profit	61,297	554	61,851	62,523	554	63,077
Research and development expenses	6,887	—	6,887	6,414	—	6,414
Selling, general and administrative expenses (3)	45,632	(2,197)	43,435	45,264	(1,659)	43,605

Operating income	8,778	2,751	11,529	10,845	2,213	13,058
Interest expense, net	(88)	—	(88)	(154)	—	(154)
Other expense, net	(450)	—	(450)	(418)	—	(418)

Income before provision for income taxes	8,240	2,751	10,991	10,273	2,213	12,486
Provision for income taxes (4)	(1,455)	(542)	(1,997)	(2,325)	(441)	(2,766)

Net income	$6,785	$2,209	$8,994	$7,948	$1,772	$9,720

Earnings per share diluted	$0.45	$0.15	$0.60	$0.52	$0.11	$0.63

(1)	To reflect depreciation expense for the corresponding periods relating to the mark-up in fixed assets from cost to fair value as part of the Enson Assets Limited acquisition.
(2)	To reflect $0.7 million of amortization expense for the three months ended June 30, 2012 and June 30, 2011, relating to intangible assets acquired as part of acquisitions. In the second quarter 2012 and 2011, there were additional costs incurred relating primarily to other employee restructuring costs.
(3)	To reflect $1.5 million of amortization expense for the six months ended June 30, 2012 and June 30, 2011, relating to intangible assets acquired as part of acquisitions. For the six months ended 2012 and 2011, there were additional costs incurred relating primarily to other employee restructuring costs.
(4)	To reflect the tax effect of the adjustments.